UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A/A (Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	95-3518892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series Z Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

AMENDMENT NO. 4 TO FORM 8-A

Sun-Times Media Group, Inc. (the “Company”) hereby amends the following items, exhibits or other portions of the Company’s Form 8-A originally filed on February 27, 2004, and amended on May 12, 2005, July 26, 2007 and March 27, 2008, relating to the Company’s Rights to Purchase Series Z Preferred Stock, as set forth below.

Item 1. Description of Registrant’s Securities to be Registered

On May 14, 2008, Sun-Times Media Group, Inc. (the “Company”) executed Amendment No. 4 (“Amendment No. 4”) to the Company’s Rights Agreement, dated as of January 25, 2004, as amended by Amendment No. 1, dated May 10, 2005, Amendment No. 2, dated July 23, 2007, and Amendment No. 3, dated March 25, 2008 (as amended, the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”). The Board of Directors of the Company approved entry into Amendment No. 4 on May 12, 2008.

Amendment No. 4 amends the definition of the term “Beneficial Owner” in connection with certain transactions contemplated by that certain Multi-Party Settlement Term Sheet, dated as of May 14, 2008, among the Hollinger Inc, Sugra LTD, 4322525 Canada Inc., the Company and Davidson Kempner Capital Management LLC and certain of its affiliates.

A copy of the Rights Agreement was previously filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on February 27, 2004, and is incorporated herein by reference. A copy of Amendment No.1 was previously filed as Exhibit 4.2 to Amendment 1 to this Registration Statement on Form 8-A filed on May 12, 2005, and is incorporated by reference herein. A copy of Amendment No. 2 was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 26, 2007, and is incorporated by reference herein. A copy of Amendment No. 3 was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on March 27, 2008, and is incorporated by reference herein. A copy of Amendment No. 4 has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on May 20, 2008, and is incorporated by reference herein. The foregoing descriptions of the Rights Agreement, as amended, and Amendment No. 4 do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2. Exhibits

Exhibit Number	Description of Exhibit
4.1

Rights Agreement, dated as of January 25, 2004, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes the Certificate of Designation in respect of the Series Z Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Series Z Preferred Stock as Exhibit C (previously filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on February 27, 2004, and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 26, 2004). Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined in the Rights Agreement).

4.2

Amendment No. 1 to the Rights Agreement, dated as of May 10, 2005, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 11, 2005).

4.3

Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 26, 2007).

4.4

Amendment No. 3 to Rights Agreement, dated as of March 25, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 27, 2008).

4.5

Amendment No. 4 to Rights Agreement, dated as of May 14, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 20, 2008).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: May 20, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel & Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Rights Agreement, dated as of January 25, 2004, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes the Certificate of Designation in respect of the Series Z Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Series Z Preferred Stock as Exhibit C (previously filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on February 27, 2004, and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 26, 2004). Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined in the Rights Agreement).

4.2

Amendment No. 1 to the Rights Agreement, dated as of May 10, 2005, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 11, 2005).

4.3

Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 26, 2007).

4.4

Amendment No. 3 to Rights Agreement, dated as of March 25, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 27, 2008).

4.5

Amendment No. 4 to Rights Agreement, dated as of May 14, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 20, 2008).

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